Exhibit 10.32

English Translation

Contract Number:                  Year        Zi.         No.

Working Capital Loan Contract

Borrower (Party A): CEEG (Nanjing) PV-Tech Co., Ltd.

Address: No. 88, Shengtai Rd., Jiangning Economic Development Zone

Legal Representative: Lu Tingxiu

Creditor (Party B): Industrial and Commercial Bank of China Co., Ltd. Nanjing Hanfu Sub-branch

Address: No. 404, Zhongshan East Rd.

Legal Representative (Person In-Charge): Wang Xing

CONTENTS

Article One, Type of Loan

Article Two, Purpose of Loan

Article Three, Amount and Term of Loan

Article Four, Interest Rate and Interest Calculation

Article Five, Capital Source and Method of Repayment

Article Six, Security

Article Seven, Rights and Obligations of Both Parties

Article Eight, Liabilities for Breach of Contract

Article Nine, Effectiveness, Modification, Rescission and Termination of Contract

Article Ten, Settlement of Disputes

Article Eleven, Miscellaneous

Article Twelve, Supplementary Provisions

Whereas Party A applies for a loan from Party B and Party B agrees to grant a loan to Party A for the purpose as specified in Section 2.1 hereunder. To specify their rights and obligations, Party A and Party B hereby enter into this Contract after negotiation in accordance with the Contract Law, General Rules of Loan and relevant laws and regulations.

Article One Type of Loan

1.1 The loan under this contract is (middle-term or short-term) working capital loan.

Article Two Purpose of Loan

2.1 The loan hereunder shall be used for purchasing raw materials.

2.2 Party A shall not change the purpose of the loan hereunder without the written consent of Party B.

Article Three Amount and Term of Loan

3.1 The amount of the loan under this Contract is (in word): RMB Fifty million and (Arabic numerals) RMB50,000,000. (In the event of any discrepancy between the word and Arabic numerals amount, the word shall prevail. The same below).

3.2 The term of the loan hereunder is 12 months, from                      to                     .

3.3 Party A shall collect the loan in one time as specified in Section 3.2 hereunder, or collect it in advance or postpone     /     days with the written consent of Party B for special reasons. The practical withdrawal and repayment date shall be the date stated on the indebtedness certificate between Party A and Party B. The indebtedness certificate or loan collection certificate is the integral part of the Contract. Apart from the date, in case of any discrepancy between indebtedness certificate and the Contract, the Contract shall prevail.

Article Four Interest Rate and Interest Calculation

4.1 The interest of loan hereunder accrues on a daily basis from the date of practical withdrawal (daily interest= annual interest/360) and settled on monthly (monthly/quarterly) basis.

The interest settlement day is the 20th of each month (the 20th of each month/the last month of each quarter). If the 20th day is non-bank working day, the interest settlement day shall be the following bank working day. The interest shall be paid up with principal upon maturity of loan.

4.2 The interest rate of the loan hereunder is calculated in accordance with the 1 category as below:

4.2.1 The interest rate is a fixed rate of 6.12% per annum, which is unchanged during the term of loan;

4.2.2 The interest rate of the Contract is calculated at      /     % (upwards/downwards) from the benchmark interest rate of the corresponding grade of the People’s Bank of China. The interest rate will be adjusted every period, which is     /     (year/half a year/quarter/month). The date of interest rate determination for the first period shall be the effective date of the loan contract. The interest rate for the first period shall be calculated by Party B in accordance with the benchmark interest rate of the corresponding grade of the People’s Bank of China on the effective date of loan contract and the floating interest rate agreed by both parties, that is annual rate     /     %. The interest rate determination time for the second or later period is the corresponding date of the effective date of the loan contract. The interest rate is calculated in accordance with the benchmark interest rate of the corresponding grade of the People’s Bank of China on the effective date of loan contract and the floating interest rate agreed by both parties. If there is no corresponding date of the effective date in the month of adjustment, the last date of the month shall be the corresponding date.

Withdrawal by installment, whatever the time of installments is in a period, the interest rate is all made according to the rate determined on the effective date of the loan contract or the corresponding date and adjusted on the corresponding date of the effective date of the loan contract of next period.

The corresponding date of the effective date of the loan contract refers to the corresponding date a period after the effective date of the loan contract. For instance, if the effective date of the loan contract is May 9 one year, the corresponding date of the second period (a period is one month) is June 9 the year; the corresponding date of the second period (a period is one quarter) is Aug 9 the year; the corresponding date of the second period (a period is half a year) is Nov 9 the year; the corresponding date of the second period (a period is a year) is May 9 of next year, and so on.

4.2.3 Others:     /

Party B shall notify Party A in writing within 30 days from the date of change of interest rate, but whether the notification is delivered shall not affect the execution of the interest rate.

4.3 In case the People’s Bank of China adjusts the interest rate and calculation method, the interest rate shall be conducted subject to the adjustment.

Article Five, Source and Method of Repayment

5.1 Party A repays the principal and interest of the loan hereunder with the capital from the sources, including but not limited:

5.1.1 Sales Income

5.1.2 —

5.2 In case of any provision on the capital source of Party A’s repayment as specified in any other contracts in which Party A is one party, the provision shall not affect the fulfillment of repayment obligation under the contract. Party A, in any case, shall not invoke Section 5.1 to refuse the fulfillment of repayment obligation hereunder.

5.3 Party A shall repay interest on time and in full as specified in the contract and repay the principal as the              method as follows.

5.3.1 One-off repayment. Party A shall repay all the principal of loan on     /     M     /     D /     Y;

5.3.2 Repayment by installment. The amount and date of repayment are as follows:

5.3.2.1 12 M 25 D 2007 Y Amount (word): Ten million ; (Arabic numerals) RMB 10,000,000;

5.3.2.2 1 M 25 D 2008 Y Amount (word): Forty; (Arabic numerals) RMB 40,000,000;

5.3.2.3      /     M     /     D     /     Y Amount (word):     /    ; (Arabic numerals) RMB     /    ;

5.3.2.4     /     M     /     D     /     Y Amount (word):     /    ; (Arabic numerals) RMB     /    ;

5.3.2.5     /     M     /     D     /     Y Amount (word):     /    ; (Arabic numerals) RMB     /    ;

(An additional page could be attached .)

5.4 Party A shall deposit sufficient funds for repayment of the principal and interest due in the account opened with Party B prior to the interest settlement date or principal repayment date, and authorize Party B to deduct money from the account on such date.

Article Six Security

6.1 The security method of the loan hereunder: Pledge

6.2 Party A shall be obliged to actively assist Party B and procure Party B to enter into the security contract numbering                          with the guarantor, to specify the detailed matters under the contract.

6.3 In the event of any change in the security hereunder adverse to the indebtedness owing to Party B, upon notification of Party B, Party A shall provide Party B with other security satisfactory to Party B as required by Party B.

Article Seven Rights and Obligations of Both Parties

7.1 Rights and Obligations of Party A:

7.1.1 Party A shall use the loan in accordance with the term and purpose as specified in the contract;

7.1.2 Party A shall obtain consent from Party B for early repayment, and shall compensate the foreseeable income loss and other expenses of Party B.

7.1.3 Party A shall be responsible for the truth, accuracy and integrity of the materials provided during the examination of the loan.

7.1.4 Party A shall accept voluntarily Party B’s investigation and supervision over the use of loan under the Contract;

7.1.5 Party A shall actively cooperate with Party B in supervision and investigation over its production, operation and financial condition, and have obligation to provide Party B with the financial reports and materials such as income statement and balance sheet.

7.1.6 Party A shall repay the principal and interest of loan hereunder as stipulated in the Contract;

7.1.7 Party A shall undertake the expenses incurred under the Contract, including but not limited to the expenses of notarization, evaluation, appraisal and registration, etc.

7.1.8 Party A shall send the receipt of the collection letter or document posted by Party B within 3 days after the document is received and signed.

7.1.9 In case of contracting, lease, joint stock restructuring, joint operation, merger, acquisition joint venture, division, decrease of registered capital, changes in equity, major assets transfer and other activities that that may impair Party’s right and interest, Party A shall notify Party B in a written form at least thirty days in advance and obtain the written consent of Party B. Otherwise, Party A shall not undertake the above activities until all the debts are discharged.

7.1.10 Party A shall inform Party B of any change of its domicile, corresponding address, business scope, legal representative, and other industrial and commercial registration within 7 days after the change;

7.1.11 In case of any circumstances which threaten the normal operation and seriously affects the obligation of repayment under this contract, including but limited to material economic disputes, bankruptcy, deteriorated financial position, Party A shall immediately notify Party B in writing.

7.1.12 In case of going out of business, dissolution, cessation of production for rectification, cancellation or revocation of business license, Party A shall notify Party B within 5 days in writing and ensure repayment of the principal and interest immediately.

7.2 Rights and Obligations of Party B

7.2.1 to ask Party A to provide all the relevant materials;

7.2.2 to deduct principal, interest, compound interest, penalty interest and other expense which Party A shall pay as specified in the Contract from the account of Party A in accordance with the Contract or the laws and regulations;

7.2.3 If Party A evades the supervision of Party B, delays the repayment of the principal and interest or commits other material breaches of contract, Party B shall be entitled to implement credit sanction, report such situation to the relevant authority or organization and publicly claim for the repayment through media.

7.2.4 to advance loan to Party A on time and in full as specified in the Contract (except the delay caused by Party A)

7.2.5 to keep confidential the materials provided by Party A concerned information of liabilities, finance, production, operation, etc., unless otherwise required by the Contract and laws and regulations.

Article Eight Liabilities of Breach

8.1 Both Parties hereto shall fulfill the obligations as specified in the Contract after the Contract takes into effect. Any party who fails to fulfill the obligations hereunder shall bear the liabilities of breach of contract.

8.2 Should Party A fail to apply for or withdraw the loan as stipulated in Section 3.3 hereunder, Party B has the right to claim delay penalty in accordance with the interest rate hereunder for each day of delay.

8.3 Should Party B fail to provide loan as stipulated in Section 3.3, Party B shall pay delay penalty in accordance with the interest rate hereunder for each day of delay.

8.4 Should Party A make early repayment without the written consent of Party B, Party B shall have the right to claim interest according to the term and interest rate hereunder.

8.5 Should Party A fail to repay the principal and interest under the Contract on time, Party B has the right to request for repayment within a specified time. Party A shall authorize Party B to deduct all the liabilities hereunder from the accounts opened with the Industrial and Commercial Bank of China and their branches and collect an additional 50% (30-50%) penalty interest to overdue loan and 50% (30-50%) compound interest to the overdue interests. In case of foreign exchange deduction, the deduction shall be subject to the buy rate which Party B announces on the day of deduction.

8.6 Should Party A fail to use the loan for the purpose as stipulated in the Contract, Party B has the right to cease to issue loan, reclaim part of or all loans or terminate the Contract. Besides, Party B is entitled to claim penalty interest at a rate 70% (50-100%) upward the original interest rate on any balance of loan used by Party A in breach of this Contract for the days of breach, and collect compound interest at the rate of 70% (50-100%) upward the original interest rate on the unpaid interest.

8.7 For the interests Party A fails to pay on time during the term of loan, Party A shall pay the compound interest in accordance with the interest rate stipulated in the Contract. After the loan is overdue, the compound interest shall be calculated according to the interest rate as specified in Section 8.5 hereof.

8.8 The heavier penalty shall apply upon simultaneous occurrence of the situations as specified in Section 8.5 and 8.6 in use of loan. Party B shall not be simultaneously entitled to two types of penalties.

8.9 In case Party A is involved in one of the following situations, Party A shall rectify it and take the remedial measures which Party B is satisfied with within 7 days after receiving the notification from Party B. Otherwise Party B shall have the right to reclaim part of or all loan in advance. For the loan that could not be drawn back, penalty is imposed on a daily basis in accordance with overdue loan interest rate:

8.9.1 providing Party B with the balance sheet, income statement and other financial materials which are false or hide material facts;

8.9.2 not cooperating with or refusing Party B’s supervision over the use of loan and relative production, operation and financial activities;

8.9.3 transferring, disposal of or threatening to transfer or dispose of the major assets without the consent of Party B;

8.9.4 the important part of or all the assets being held by other creditors or taken over by trustee, receiver or similar personnel, or the assets are detained or frozen, which may cause serious losses to Party B;

8.9.5 Contracting, leasing, joint stock restructure, joint operation, merger, acquisition, joint venture, division, decrease of registered capital, changes in equity, equity transfer and other events that shall impair and endanger the rights and benefits of Party B

8.9.6 Alteration of such items in the industry and commerce registration such as address, corresponding address, business scope and legal representative, or major external investment, which have seriously affected or may affect the indebtedness owing to Party B.

8.9.7 Major economic disputes, deteriorated financial situation, etc. which may seriously affect or endanger the exercise of Party B’s rights; Any other event that may endanger or cause serious losses to the execution of the creditor’s rights under the Contract.

8.9.8 Any other event that may endanger or cause serious losses to the exercise of the creditor’s rights under the Contract.

Article Nine Effectiveness, Modification, Rescission and Termination of Contract

9.1 The contract shall come into effect after the execution of both parties hereto; where guaranty is available, it shall become effective from the date when guaranty contract becomes effective and terminate after all the principal, interests, compound interest, penalty interest, penalty and other payables are paid up.

9.2 Should Party A be involved in any situation as below, Party B shall have the right to terminate the Contract and require Party B to return the principal and interest in advance and compensate losses:

9.2.1 Going out of business, dissolution, cessation of production for rectification, cancellation or revocation of business license;

9.2.2 The security hereunder changes against the rights of Party B, and Party A fails to provide security as required by Party B.

9.2.3 Party A fails to repay the loan on schedule or use the loan for the purpose stipulated herein, default in interest or other serious breach of the Contract.

9.3 In case Party A wants to extend the loan, it shall submit written application and the written opinions of guarantor’s consent of providing guarantee continuously 30 days prior to the expiration of the contract. The term of loan shall not be extended until Party A agrees to extend the Loan after inspection and they execute an agreement for extension. The loan contract shall remain in force before the parties hereto execute the extension agreement.

9.4 After the Contract takes into effect, any party shall not modify or terminate in advance the Contract unless otherwise specified in the Contract. The modification or termination of the Contract, if required, shall be subject to the written agreement of both parties hereto through consultation. The loan contract shall remain in force before the written contract is entered into.

Article Ten Settlement of Disputes

10.1 Any dispute arising from execution of the Contract shall be firstly settled by both parties hereto through consultation. In case no settlement can be reached through consultation, the disputes shall be submitted to 2 as follows:

10.1.1     /     for arbitration;

10.1.2 The court at Party B’s location for litigation

Article Eleven, Miscellaneous

11.1

11.2

11.3

Article Twelve Supplementary Provisions

12.1 The appendices hereto are an integral part of the Contract. The Contract and the appendices hereto have the equal legal force.

12.2 In case the day of withdrawal or repayment is not a bank working day during the performance of the Contract, it shall be postponed to the following bank working day.

12.3 The Contract is made in quadruplicate with the equal legal effect. Each of Party A, Party B and     /     shall hold one.

Party A: CEEG (Nanjing) PV-Tech Co., Ltd. (Seal)		Party B: Industrial and Commercial Bank of China Co., Ltd. Nanjing Hanfu Sub-branch (Seal)
Legal Representative:	/s/ Lu Tingxiu	Legal Representative:	/s/ Wang Xing
(Or duly authorized representative)		(Or duly authorized representative)

No.	Ref	Interest Rate	Article 5.3.2.1	Article 5.3.2.2	Date of Agreement	Pledge Contract Number	Term
1	43010158 - 2007 Year Hanfu Zi No. 0007	6.12%	12 M 25 D 2007 Y	1 M 25 D 2008 Y	January 26, 2007	43010158-2007 Haifu(Zhi) Zi No.0005	January 26, 2007 to January 25, 2008

2	43010158 - 2007 Year Hanfu Zi No. 0017	6.12%	1 M 14 D 2008 Y	2 M 14 D 2008 Y	February 15, 2007	43010158-2007 Haifu(Zhi) Zi No.0013	February 15, 2007 to February 14, 2008

3	43010158 - 2007 Year Hanfu Zi No. 0024	6.39%	2 M 19 D 2008 Y	3 M 19 D 2008 Y	March 20, 2007	43010158-2007 Haifu(Zhi) Zi No.0020	March 20, 2007 to March 19, 2008